Exhibit 23(c)



                          CONSENT OF FINANCIAL ADVISOR
                                       TO
                        WISCONSIN FUEL AND LIGHT COMPANY



Emory Business Valuation, LLC hereby consents to the inclusion as an exhibit to this Registration Statement of its opinion dated July 11, 2000 directed to the Board of Directors of Wisconsin Fuel and Light Company with respect to the fairness of the proposed merger to the shareholders of Wisconsin Fuel and Light Company from financial point of view and to the references to the undersigned in that regard in the Registration Statement.

                                         EMORY BUSINESS VALUATION, LLC

                                         /s/ Emory Business Valuation, LLC
Date:    8/28/00
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